                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







Wegener Corporation
Duluth, Georgia


          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 14, 1997, relating to the consolidated financial statements and schedule of Wegener Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 29, 1997.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        BDO SEIDMAN, LLP

Atlanta, Georgia
April 28, 1998




                                       26